Exhibit 99.1

Initial Results of a Phase 1 Open Label Study of AEB1102 Enzyme Replacement Therapy in Adult Patients with Arginase I Deficiency

Roberto Zori, MD,[1] George Diaz, MD, PhD,[2] Matthew Medlock, MD,[3] Susan Alters, PhD,[3] Shannon Berlin,[3] Ann Lowe, MD,[3]

1 University of Florida, Gainesville, FL; 2 Icahn School of Medicine at Mt. Sinai, New York, NY; 3 Aeglea BioTherapeutics, Inc., Austin, TX

Poster 809

Introduction

Arginase I deficiency (AID) is a rare urea cycle disorder characterized by deficiency of the arginase I enzyme leading to the accumulation of arginine and its metabolites. Arginase I is the final enzyme of the urea cycle, catalyzing the hydrolysis of arginine to ornithine and urea.


Urea Cycle
NH_3
Urea
Ornithine
Citrulline
Argininosuccinate
Arginine
Arginine

AID typically presents in early childhood and is associated with significant morbidity, including progressive and devastating neurological and neurocognitive decline and mortality in affected patients[1]. Case reports have shown that patients have significant clinical symptoms by the age of 9, though when effective therapy is started early in life, symptoms may be delayed or ameliorated[2]. However, as with other inborn errors of metabolism, a broad spectrum of disease severity may exist.


Elevated Plasma Arginine
Abnormal Reflexes
Seizures
Spasticity
Neurocognitive Decline
Hyperammonemia
Non-ambulatory
Abnormal Liver Function
Developmental Delays

AEB1102 (Pegzilarginase)



AEB1102 is an engineered human arginase I with improved catalytic activity and stability by cobalt substitution of the native metalloenzyme manganese cofactor, and pegylated to increase stability in serum.

Objectives

- Evaluate the safety and tolerability of intravenous administration of AEB1102 in patients with AID.
- Assess the pharmacokinetic (PK) and pharmacodynamic effects of single ascending doses of AEB1102, including plasma arginine levels.

Methods

This is a multi-center, single-arm, phase 1 study in adult patients (≥ 18 years old) diagnosed with AID.

Key Inclusion Criteria:

- Plasma arginine > 250 µM (screening), and either known ARG1 gene mutation or RBC arginase activity < 5%.
- Current ammonia <100 µM; no hospitalizations for hyperammonemia in the prior month.
- Adequate bone marrow, hepatic and renal function.

Enrolled patients receive up to 4 intravenous doses of AEB1102 starting at 0.015mg/kg, with dose escalation at 2-week intervals. Subsequent escalating doses are 0.03, 0.06, and 0.1 mg/kg.


4 0.10 mg/kg
3 0.06 mg/kg
2 0.03 mg/kg
Starting dose
1 0.015 mg/kg
2 weeks
2 weeks
2 weeks

Safety is assessed with regular physical exams, laboratory tests, ECGs and at least 24-hour monitoring within the research unit. AEB1102 serum levels and plasma arginine levels are measured frequently.

Stopping criteria:

- Hyperammonemia requiring hospitalization;
- Any severe or life-threatening adverse event related to AEB1102;
- Plasma arginine < 40 µM.

Results

Demographics

- Two adult female patients, ages 24 and 25 years old, enrolled and completed dosing. These patients are siblings with non-consanguineous parentage.
- Both patients are on maximal dietary therapy (protein restriction and supplementation) and oral nitrogen scavengers.
- Both have moderate to severe neurocognitive and neurological deficits.
- Both have homozygous ARG1 mutations (c.466-1G>C).
- Screening plasma arginine levels were 408 – 496 µM for subject A, and 300 – 362 µM for subject B.

Results

Plasma Arginine


Subject A
Subject B
Pre-dose
Post-dose
0.015 mg/kg
0.03 mg/kg
0.06 mg/kg
Arginine (µM)
400
350
300
250
200
150
100
50
0
40 µM Stopping Criterion
-20 0 20 40 60 80 100 120 140 160
Hours Post Dose

Dose Escalation

- Subject A stopped after the third dose (0.06 mg/kg) for plasma arginine < 40 µM.
- Subject B stopped after the second dose (0.03 mg/kg) for plasma arginine < 40 µM.

Safety

- Adverse Events
  - There were no serious adverse events.
  - There were no related or possibly related adverse events.
- Vital Signs
  - No vital signs result was deemed to be clinically significant.
  - No clinically notable trend was seen in the vital signs.
- Laboratory Data
  - No abnormal results were listed as clinically significant.
  - No clinically significant or notable laboratory trends were seen.
- ECG Data
  - There were no clinically significant or notable ECG findings after the dosing.

PK/PD

- Plasma arginine levels decreased in a dose-proportional manner after AEB1102 infusions.
- At 168 hours after each dose, plasma arginine levels remained suppressed by 25 to 49% compared to the pre-dose values.
- AEB1102's PK profile indicated dose linearity.

Oncology Results

Dose escalation is ongoing at 0.40 mg/kg and 0.48 mg/kg in two studies in patients with advanced solid tumors or AML/MDS, respectively. One SAE (nausea/vomiting) was related to AEB1102. No other SAE has been related to AEB1102.

Conclusions

- **Single, intermittent doses of AEB1102 can be administered safely and tolerably to patients with AID to lower plasma arginine levels.**
- **Further study is needed to evaluate repeated dosing of AEB1102 and its effects on biochemical and functional measures of adult and pediatric patients with AID.**

Discussion

AID is an ultra-rare urea cycle disorder. The natural history remains incompletely understood, though it is clear that the current standard of care rarely prevents the clinical sequelae. The development and progression of AID symptoms are attributed to subtle interindividual variations, including host factors and environmental factors that interact to produce the disease phenotype and determine disease progression[1,3,4]. Additional studies are required to gain a better understanding of the disease natural history, as well as discovering the clinical consequences of sustained control of plasma arginine levels.

References

1. Crombez EA, Cederbaum SD. Hyperargininemia due to liver arginase deficiency. *Mol Genet Metab*. 2005;84 243-51.
2. Huemer M, Carvalho DR, Brum JM, Ünal Ö, Coskun T, Weisfeld-Adams JD, et al. Clinical phenotype, biochemical profile, and treatment in 19 patients with arginase 1 deficiency. *J Inherit Metab Dis*. 2016;39(3):331-340.
3. Burrage LC, Sun Q, Elsea SH, Jiang M-M, Nagamani SCS, Frankel AE, et al. Human recombinant arginase enzyme reduces plasma arginine in mouse models of arginase deficiency. *Hum Mol Genet*. 2015;24(22):6417-6427.
4. Santos Silva E, Cardoso ML Vilarinho L, Medina M, Barbot C, Martins E. Liver transplantation prevents progressive neurological impairment in argininemia. *JIMD Rep*. 2013;11:25-30.

Support This study was funded by Aeglea BioTherapeutics, Inc.

Presented at the ACMG 2017 Annual Clinical Genetics Meeting – 23 Mar 2017 | Phoenix, AZ